Exhibit 99.3

Aphria Inc.

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 28, 2021 AND FEBRUARY 29, 2020

(Unaudited, expressed in Canadian Dollars, unless otherwise noted)

Aphria Inc.
Condensed Interim Consolidated Financial Statements of Financial Position
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

	Note	February 28, 2021	May 31, 2020
Assets
Current assets
Cash and cash equivalents		$267,134	$497,222
Accounts receivable		81,890	55,796
Prepaids and other current assets	4	34,732	42,983
Inventory	5	313,794	264,321
Biological assets	6	27,065	28,341
Current portion of convertible notes receivable	11	6,089	14,626
		730,704	903,289
Capital assets	8	644,711	587,163
Intangible assets	9	669,703	363,037
Promissory notes receivable		3,000	--
Long-term investments	12	11,292	27,016
Goodwill	10	745,908	617,934
		$2,805,318	$2,498,439
Liabilities
Current liabilities
Bank indebtedness	14	$--	$537
Accounts payable and accrued liabilities	15	168,230	153,652
Income taxes payable		21,246	6,410
Current portion of lease liabilities		1,756	1,315
Current portion of long-term debt	16	25,759	8,467
		216,991	170,381
Long-term liabilities
Lease liabilities		45,004	5,828
Long-term debt	16	233,356	129,637
Convertible debentures	17	622,796	270,783
Contingent consideration	10	76,196	--
Deferred tax liability, net	13	44,625	83,468
		1,238,968	660,097
Shareholders’ equity
Share capital	18	2,079,173	1,846,938
Warrants	19	360	360
Share-based payment reserve		29,661	27,721
Accumulated other comprehensive loss		(6,047)	(1,269)
Deficit		(595,182)	(61,215)
		1,507,965	1,812,535
Non-controlling interests	21	58,385	25,807
		1,566,350	1,838,342
		$2,805,318	$2,498,439

Nature of operations (Note 1),
Commitments and contingencies (Note 32),
Subsequent events (Note 34)

Approved on behalf of the Board:
“Renah Persofsky”	“Irwin Simon”
Signed: Director	Signed: Director

The accompanying notes are an integral part of these condensed interim consolidated financial statements

Aphria Inc.
Condensed Interim Consolidated Financial Statements of Income (Loss) and Comprehensive Income (Loss)
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

		For the three months ended February 28,		For the nine months ended February 28,
	Note	2021	2020	2021	2020
Net revenue	22	$153,638	$144,424	$459,859	$391,136
Cost of goods sold	23	115,872	108,733	335,008	297,403
Gross profit before fair value adjustments		37,766	35,691	124,851	93,733
Fair value adjustment on sale of inventory		45,044	16,383	102,600	36,060
Fair value adjustment on growth of biological assets	6	(38,967)	(40,267)	(124,209)	(86,912)
Gross profit		31,689	59,575	146,460	144,585
Operating expenses:
General and administrative	24	26,095	27,920	82,239	72,301
Share-based compensation	25	36,271	5,126	54,127	17,645
Selling		7,632	5,089	22,383	12,731
Amortization		13,792	5,352	24,848	16,256
Marketing and promotion		4,041	4,185	15,421	16,611
Research and development		158	710	586	1,992
Transaction costs		12,013	2,478	37,637	3,904
		100,002	50,860	237,241	141,440
Operating loss		(68,313)	8,715	(90,781)	3,145
Finance income (expense), net	26	(10,025)	(7,352)	(23,302)	(17,615)
Non-operating income (expense), net	27	(276,507)	9,848	(383,626)	34,719
(Loss) income before income taxes		(354,845)	11,211	(497,709)	20,249
Income taxes (recovery)	13	6,151	5,514	(11,020)	6,040
Net (loss) income		(360,996)	5,697	(486,689)	14,209
Other comprehensive (loss) income
Other comprehensive (loss) income		(5,836)	(734)	(4,778)	(2,729)
Comprehensive (loss) income		$(366,832)	$4,963	$(491,467)	$11,480
Total comprehensive income (loss) attributable to:
Shareholders of Aphria Inc.		(385,279)	5,893	(538,745)	12,944
Non-controlling interests	21	18,447	(930)	47,278	(1,464)
		$(366,832)	$4,963	$(491,467)	$11,480
Weighted average number of common shares - basic		316,670,951	257,517,234	299,130,624	253,477,710
Weighted average number of common shares - diluted		316,670,951	257,955,708	299,130,624	254,010,666
(Loss) income per share - basic	29	$(1.14)	$0.02	$(1.63)	$0.06
(Loss) income per share - diluted	29	$(1.14)	$0.02	$(1.63)	$0.06

The accompanying notes are an integral part of these condensed interim consolidated financial statements

Aphria Inc.
Condensed Interim Consolidated Statements of Changes in Equity
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

	Number of common shares	Share capital (Note 18)	Warrants (Note 19)	Share-based payment reserve	Accumulated other comprehensive loss	Retained earnings	Non-controlling interests (Note 21)	Total
Balance at May 31, 2019	250,989,120	$1,655,273	$1,336	$36,151	$(119)	$12,103	$28,409	$1,733,153
Share issuance - January 2020 bought deal	14,044,944	99,727	—	—	—	—	—	99,727
Share issuance - options exercised	1,105,901	6,783	—	(2,681)	—	—	—	4,102
Share issuance - RSUs exercised	667,529	4,428	—	—	—	—	—	4,428
Share issuance - DSUs exercised	60,342	392	—	—	—	—	—	392
Share issuance - warrants exercised	766,372	1,150	—	—	—	—	—	1,150
Cancelled shares	(500,000)	(615)	—	—	—	615	—	—
Expired warrants	—	—	(976)	—	—	976	—	—
Share-based payments	—	—	—	9,693	—	—	—	9,693
Nuuvera Malta Ltd. acquisition	—	—	—	—	—	(82)	82	—
Comprehensive income (loss) for the period	—	—	—	—	(2,729)	15,673	(1,464)	11,480
Balance at February 29, 2020	267,134,208	$1,767,138	$360	$43,163	$(2,848)	$29,285	$27,027	$1,864,125

	Number of common shares	Share capital (Note 18)	Warrants (Note 19)	Share-based payment reserve	Accumulated other comprehensive income (loss)	Deficit	Non-controlling interests (Note 21)	Total
Balance at May 31, 2020	286,520,265	$1,846,938	$360	$27,721	$(1,269)	$(61,215)	$25,807	$1,838,342
Share issuance - legal settlement	2,259,704	12,963	—	—	—	—	—	12,963
Share issuance - equity financing	17,432,879	128,448	—	—	—	—	—	128,448
Share issuance - SweetWater acquisition	9,823,183	85,675	—	—	—	—	—	85,675
Share issuance - options exercised	232,539	1,929	—	(1,751)	—	—	—	178
Share issuance - RSUs exercised	526,849	3,220	—	—	—	—	—	3,220
Share-based payments	—	—	—	3,691	—	—	—	3,691
Dividend paid to non-controlling interest	—	—	—	—	—	—	(14,700)	(14,700)
Comprehensive income (loss) for the period	—	—	—	—	(4,778)	(533,967)	47,278	(491,467)
Balance at February 28, 2021	316,795,419	$2,079,173	$360	$29,661	$(6,047)	$(595,182)	$58,385	$1,566,350
The accompanying notes are an integral part of these condensed interim consolidated financial statements

Aphria Inc.
Condensed Interim Consolidated Statements of Cash Flows
(Unaudited - in thousands of Canadian dollars)

		For the nine months ended February 28,
	Note	2021	2020
Cash used in operating activities:
Net (loss) income for the period		$(486,689)	$14,209
Adjustments for:
Future income taxes	13	(37,974)	2,040
Fair value adjustment on sale of inventory		102,600	36,060
Fair value adjustment on growth of biological assets	6	(124,209)	(86,912)
Unrealized foreign exchange loss (gain)		24,744	3,136
Amortization	8,9	54,820	34,832
Loss on promisorry notes receivable		—	12,000
Unrealized loss on convertible notes receivable	11	3,786	7,569
Transaction costs associated with business acquisitions		31,199	—
Other non-cash items		(641)	(544)
Share-based compensation	25	54,127	17,645
Loss on long-term investments	28	5,272	28,144
Loss (gain) on convertible debentures		352,013	(86,430)
Change in non-cash working capital	30	(43,831)	(102,941)
		(64,783)	(121,192)
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs		127,163	99,727
Proceeds from warrants and options exercised		178	5,252
Proceeds from long-term debt		127,471	79,400
Repayment of long-term debt		(6,536)	(9,730)
Repayment of lease liabilities		(1,824)	(912)
(Decrease) increase in bank indebtedness		(537)	6,948
Dividend paid to non-controlling interest		(14,700)	—
		231,215	180,685
Cash used in investing activities:
Proceeds from disposal of marketable securities		—	19,861
Investment in capital and intangible assets		(42,075)	(104,397)
Proceeds from disposal of capital and intangible assets		8,193	1,673
Promissory notes advances		(3,000)	—
Repayment of convertible notes receivable	11	5,000	—
Investment in long-term investments and equity investees		—	(605)
Proceeds from disposal of long-term investments and equity investees	28	10,452	26,177
Net cash paid on business acquisitions		(354,396)	(34,722)
		(375,826)	(92,013)
Effect of foreign exchange on cash and cash equivalents		(20,694)	(3,175)
Net decrease in cash and cash equivalents		(230,088)	(35,695)
Cash and cash equivalents, beginning of period		497,222	550,797
Cash and cash equivalents, end of period		$267,134	$515,102
Cash and cash equivalents are comprised of:
Cash in bank		$35,218	$514,899
Short-term deposits		231,916	203
Cash and cash equivalents		$267,134	$515,102
The accompanying notes are an integral part of these condensed interim consolidated financial statements

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

1.	Nature of operations

Aphria Inc. (the "Company" or “Aphria”) is a leading global cannabis company inspiring and empowering the worldwide community to live their very best life. The Company exists under the laws of the Business Corporations Act (Ontario), is licensed to produce and sell medical and adult-use cannabis, cannabis-derived extracts, and derivative cannabis products in Canada under the provisions of The Cannabis Act.

Broken Coast Cannabis Ltd. (“Broken Coast”) is a wholly-owned subsidiary of the Company licensed to produce and sell cannabis under The Cannabis Act.

1974568 Ontario Ltd. (“Aphria Diamond”) is a 51% majority-owned subsidiary of the Company. Aphria Diamond is licensed to produce cannabis under the provisions of The Cannabis Act.

SweetWater Brewing Company, LLC (“SweetWater”) is a wholly-owned subsidiary operating in the beverage alcohol industry in the United States.

The registered office of the Company is located at 1 Adelaide Street East, Suite 2310, Toronto, Ontario.

The Company’s common shares are listed under the symbol “APHA” on the Toronto Stock Exchange (“TSX”) in Canada and the National Association of Securities Dealers Automated Quotations Exchange (“NASDAQ”) in the United States.

These condensed interim consolidated financial statements were approved by the Company’s Board of Directors on April 9, 2021.

2.	Basis of preparation

(a)	Statement of compliance

The Company’s condensed interim consolidated financial statements have been prepared in accordance with IAS 34, “Interim Financial Reporting”. These condensed interim consolidated financial statements do not include all notes of the type normally included within the annual financial report and should be read in conjunction with the audited financial statements of the Company for the year ended May 31, 2020, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and Interpretations of the IFRS Interpretations Committee.

(b)	Basis of measurement

These condensed interim consolidated financial statements have been prepared on the going concern basis, under the historical cost convention except for certain financial instruments that are measured at fair value and biological assets that are measured at fair value less costs to sell, as detailed in the Company’s accounting policies.

(c)	Functional currency

All figures presented in the consolidated financial statements are reflected in Canadian dollars; however, the functional currency of the Company includes the Canadian dollar, United States dollar and the Euro.

Foreign currency transactions are translated to the respective functional currencies of the Company’s entities at the exchange rates in effect on the date of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated to the functional currency at the foreign exchange rate applicable at the statement of financial position date. Non-monetary items carried at historical cost denominated in foreign currencies are translated to the functional currency at the date of the transactions. Non-monetary items carried at fair value denominated in foreign currencies are translated to the functional currency at the date when the fair value was determined. Realized and unrealized exchange gains and losses are recognized through profit and loss.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)
On consolidation, the assets and liabilities of foreign operations reported in their functional currencies are translated into Canadian dollars, the Group’s presentation currency, at period-end exchange rates. Income and expenses, and cash flows of foreign operations are translated into Canadian dollars using average exchange rates. Exchange differences resulting from translating foreign operations are recognized in other comprehensive income and accumulated in equity. The Company and all of its subsidiaries’ functional currency is Canadian dollars, with the exception of SweetWater and CC Pharma GmbH whose functional currency is the United States Dollar and Euro respectively.

(d)	Basis of consolidation

Subsidiaries are entities controlled by the Company. Control exists when the Company has the power, directly and indirectly, to govern the financial and operating policies of an entity and be exposed to the variable returns from its activities. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases. The following is a list of the Company’s operating subsidiaries:

Subsidiaries	Jurisdiction of incorporation	Ownership interest
Broken Coast Cannabis Ltd.	British Columbia, Canada	100%
SweetWater Brewing Company, LLC	Georgia, United States of America	100%
ARA – Avanti Rx Analytics Inc.	Ontario, Canada	100%
FL Group S.r.l.	Italy	100%
ABP, S.A.	Argentina	100%
Aphria Germany GmbH	Germany	100%
Aphria RX GmbH	Germany	100%
CC Pharma GmbH	Germany	100%
CC Pharma Research and Development GmbH	Germany	100%
Aphria Wellbeing GmbH	Germany	100%
Marigold Projects Jamaica Limited	Jamaica	95%[1]
ASG Pharma Ltd.	Malta	100%
ColCanna S.A.S.	Colombia	90%
CC Pharma Nordic ApS	Denmark	75%
1974568 Ontario Ltd.	Ontario, Canada	51%

Intragroup balances, and any unrealized gains and losses or income and expenses arising from transactions with jointly controlled entities are eliminated to the extent of the Company’s interest in the entity.

The Company treats transactions with non-controlling interests that do not result in a loss of control as transactions with equity owners of the Company. A change in ownership interest results in an adjustment between the carrying amounts of the controlling and non-controlling interests to reflect their relative interests in the subsidiary. Any difference between the amount of the adjustment to non-controlling interests and any consideration paid or received is recognized in a separate reserve within equity attributable to the owners of the Company.

3.	Significant accounting policies

These condensed interim consolidated financial statements have been prepared following the same accounting policies used in the preparation of the audited financial statements of the Company for the year ended May 31, 2020. For comparative purposes, the Company has reclassified certain immaterial items on the condensed interim consolidated statements of financial position and the condensed interim consolidated statements of income (loss) and comprehensive income (loss) to conform with the current period’s presentation.

1 The Company holds 49% of the issued and outstanding shares of Marigold Projects Jamaica Limited through wholly-owned subsidiary Marigold Acquisitions Inc. The Company holds rights through a licensing agreement to 95% of the results of operations of Marigold Projects Jamaica Limited.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

4.	Prepaids and other current assets

Prepaids and other current assets are comprised of:

	February 28, 2021	May 31, 2020
Sales tax receivable	$3,677	$11,670
Prepaid assets	27,064	23,365
Other	3,991	7,948
	$34,732	$42,983

5.	Inventory

Inventory is comprised of:

	Capitalized cost	Fair value adjustment	February 28, 2021	May 31, 2020
Cannabis	$111,519	$100,715	$212,234	$151,715
Cannabis trim	6,920	—	6,920	4,023
Cannabis oil	23,373	1,095	24,468	43,082
Cannabis vapes	7,288	319	7,607	7,551
Packaging and other inventory items	28,427	—	28,427	22,609
Beverage alcohol inventory	5,647	—	5,647	—
Distribution inventory	28,491	—	28,491	35,341
	$211,665	$102,129	$313,794	$264,321

The Company’s capitalized cost (decreased) increased by $(3,377) and $25,890 for the three and nine months ended February 28, 2021. The (decrease) increase in capitalized costs is made up of the following: cannabis related inventory increased by $7,473 and $27,093, beverage alcohol inventory increased by $(975) and $5,647 and distribution inventory increased (decreased) by $(9,875) and $(6,850) for the three and nine months ended February 28, 2021.

6.	Biological assets

Biological assets are comprised of:

Amount
Balance at May 31, 2019	$18,725
Changes in fair value less costs to sell due to biological transformation	115,255
Production costs capitalized	131,561
Transferred to inventory upon harvest	(237,200)
Balance at May 31, 2020	$28,341
Changes in fair value less costs to sell due to biological transformation	124,209
Production costs capitalized	94,157
Transferred to inventory upon harvest	(219,642)
Balance at February 28, 2021	$27,065

The Company values cannabis plants at cost, which approximates fair value from the date of initial clipping from mother plants until half-way through the flowering cycle of the plants. Measurement of the biological transformation of the plant at fair value less costs to sell begins in the fourth week prior to harvest and is recognized evenly until the point of harvest. The number of weeks in the growing cycle is between twelve and sixteen weeks from propagation to harvest. The Company has determined the fair value less costs to sell of cannabis to be between $2.40 and $2.90 per gram, upon harvest for greenhouse produced cannabis (May 31, 2020 – $3.00 per gram) and between $3.50 and $4.00 per gram (May 31, 2020 - $4.00 per gram), upon harvest for indoor produced cannabis. The Company has determined the fair value increment on cannabis trim to be $nil per gram (May 31, 2020 - $0.01 per gram).

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

The fair value of biological assets is determined using a valuation model to estimate expected harvest yield per plant applied to the estimated price per gram less processing and selling costs. Only when there is a material change from the expected fair value used for cannabis does the Company make any adjustments to the fair value used. During the period, the Company amended the fair value based on an expected lower average selling price with the release of the Company’s economy brands, which the Company is using to create demand for lower potency harvested cannabis.

In determining the fair value of biological assets, management has made the following estimates in this valuation model:
•	The harvest yield is between 20 grams and 60 grams per plant;
•	The selling price is between $1.50 and $6.50 per gram of cannabis;
•	Processing costs include drying and curing, testing, post-harvest overhead allocation, packaging and labelling costs between $0.30 and $0.80 per gram;
•	Selling costs include shipping, order fulfilment, patient acquisition and patient maintenance costs between $0.00 and $1.50 per gram;

Sales prices used in the valuation of biological assets is based on the average selling price of all cannabis products and can vary based on different strains being grown as well as the proportion of sales derived from wholesale compared to retail. Selling costs vary depending on methods of selling and are considered based on the expected method of selling and the determined additional costs which would be incurred. Expected yields for the cannabis plant is also subject to a variety of factors, such as strains being grown, length of growing cycle, and space allocated for growing. Management reviews all significant inputs based on historical information obtained as well as based on planned production schedules.

Management has quantified the sensitivity of the inputs and determined the following:
•
Selling price per gram – a decrease in the average selling price per gram by 5% would result in the biological asset value decreasing by $674 (May 31, 2020 - $682) and inventory decreasing by $12,215 (May 31, 2020 - $9,895)

•	Harvest yield per plant – a decrease in the harvest yield per plant of 5% would result in the biological asset value decreasing by $404 (May 31, 2020 - $439)

These inputs are level 3 on the fair value hierarchy and are subject to volatility in market prices and several uncontrollable factors, which could significantly affect the fair value of biological assets in future periods.

7.	Related party transactions

Key management personnel compensation for the three and nine months ended February 28, 2021 and February 29, 2020 was comprised of:

	For the three months ended February 28,		For the nine months ended February 28,
	2021	2020	2021	2020
Salaries	$1,548	$1,769	$8,528	$4,930
Stock options vested during the period	145	252	1,317	1,370
Deferred share units vested in the period	212	220	1,577	806
Deferred share units revalued in the period	4,039	(149)	4,289	(491)
Restricted share units vested in the period	2,043	331	7,183	474
Restricted share units revalued in the period	19,486	(42)	24,971	(24)
	$27,473	$2,381	$47,865	$7,065

Directors and officers of the Company control 0.10% or 332,377 of the voting shares of the Company.

As at February 28, 2021, a balance paid to an officer and director of the Company of $nil (May 31, 2020 - $801) is included within prepaid and other current assets.

During the period, the Company issued 150,000 deferred share units to directors of the Company under the terms of the Company’s Omnibus Long-Term Incentive Plan, all of which vest over one year.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

During the period, the Company issued 866,190 restricted share units to officers and directors of the Company under the terms of the Company’s Omnibus Long-Term Incentive Plan, all of which vest over two years.

During the period, the Company issued 50,000 stock options to officers of the Company, under the terms of the Company’s Omnibus Long-Term Incentive Plan, all of which vest over three years.

8.	Capital assets

	Land	Production facility	Equipment	Leasehold improvements	Construction in process	Right-of-use assets	Total capital assets
Cost
At May 31, 2019	$33,153	$232,468	$79,627	$1,236	$174,182	$—	$520,666
IFRS 16 Adjustment	—	—	—	—	—	8,606	8,606
Additions	—	4,480	21,034	1,240	101,284	677	128,715
Transfers	72	37,491	108,730	16,081	(162,414)	40	—
Disposals	—	—	(7,157)	--	(5,559)	—	(12,716)
Impairment	(15)	(3,433)	(46)	(119)	(2,147)	(840)	(6,600)
Effect of foreign exchange	—	14	22	--	114	107	257
At May 31, 2020	33,210	271,020	202,210	18,438	105,460	8,590	638,928
Business Acquisition	—	—	13,502	523	2,017	39,992	56,034
Additions	314	3,755	5,419	434	28,576	1,449	39,947
Transfers	—	48,659	13,518	—	(62,177)	—	—
Effect of foreign exchange	3	(37)	(272)	(11)	29	(777)	(1,065)
At February 28, 2021	$33,527	$323,397	$234,377	$19,384	$73,905	$49,254	$733,844

Accumulated depreciation
At May 31, 2019	$—	$7,660	$8,919	$189	$—	$—	$16,768
Amortization	—	13,584	19,508	450	—	1,455	34,997
At May 31, 2020	—	21,244	28,427	639	—	1,455	51,765
Amortization	—	13,397	21,501	840	—	1,630	37,368
At February 28, 2021	$—	$34,641	$49,928	$1,479	$—	$3,085	$89,133

Net book value
At May 31, 2019	$33,153	$224,808	$70,708	$1,047	$174,182	$—	$503,898
At May 31, 2020	$33,210	$249,776	$173,783	$17,799	$105,460	$7,135	$587,163
At February 28, 2021	$33,527	$288,756	$184,449	$17,905	$73,905	$46,169	$644,711

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

9.	Intangible assets

	Customer relationships	Corporate website	Licences, permits & applications	Non-compete agreements	Intellectual property, trademarks & brands	Total intangible assets
Cost
At May 31, 2019	$33,030	$905	$275,880	$3,330	$98,530	$411,675
Additions	112	557	2,893	2	1,944	5,508
Impairment	—	—	(19,363)	—	—	(19,363)
Effect of foreign exchange	(540)	(5)	68	(55)	(358)	(890)
At May 31, 2020	32,602	1,457	259,478	3,277	100,116	396,930
Business acquisition	201,547	—	—	13,003	119,628	334,178
Additions	—	97	2,410	—	1,070	3,577
Disposals	—	—	—	—	(8,193)	(8,193)
Effect of foreign exchange	(3,484)	7	96	(204)	(1,859)	(5,444)
At February 28, 2021	$230,665	$1,561	$261,984	$16,076	$210,762	$721,048

Accumulated depreciation
At May 31, 2019	$6,003	$417	$859	$1,490	$10,850	$19,619
Amortization	6,040	437	176	1,348	6,273	14,274
At May 31, 2020	12,043	854	1,035	2,838	17,123	33,893
Amortization	7,558	218	387	538	8,751	17,452
At February 28, 2021	$19,601	$1,072	$1,422	$3,376	$25,874	$51,345

Net book value
At May 31, 2019	$27,027	$488	$275,021	$1,840	$87,680	$392,056
At May 31, 2020	$20,559	$603	$258,443	$439	$82,993	$363,037
At February 28, 2021	$211,064	$489	$260,562	$12,700	$184,888	$669,703

Included in Licences, permits & applications is $254,216 of indefinite lived intangible assets. During the period, the Company disposed of $8,193 of trademarks for proceeds of $8,193.

10.	Business Acquisition

Acquisition of SW Brewing Company, LLC

On November 25, 2020, the Company, through its wholly-owned subsidiary Four Twenty Corporation, completed the purchase of all the shares of SW Brewing Company, LLC which is the holding company of 100% of the common shares of SweetWater. The purchase price consisted of cash consideration of $255,543 USD ($332,283 CAD), share consideration of 9,823,183 shares, and additional cash consideration of up to $66,000 USD contingent on SweetWater achieving specified EBITDA targets. The fair value of the shares on the date the Company closed the acquisition was $85,796, the fair value of the contingent consideration on the date the Company closed the acquisition was $58,959 USD ($76,664 CAD). During the quarter, the Company completed their review of the opening net working capital in accordance with the purchase agreement. Based on this review, the Company recorded an adjustment to the purchase price of $1,016 USD ($1,321 CAD) associated with the adjustment to the opening working capital acquired.

The Company is in the process of assessing the fair value of the net assets acquired and, as a result, the fair value of the net assets acquired may be subject to adjustments pending completion of final valuations and post-closing adjustments. The table below summarizes preliminary estimated fair value of the assets acquired and the liabilities assumed at the effective acquisition date.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

Amount
Consideration
Cash	$332,283
Shares	85,675
Contingent consideration	76,664
Total consideration	$494,622
Net assets acquired
Current assets
Cash and cash equivalents	9,086
Accounts receivable	4,954
Prepaids and other current assets	686
Inventory	6,261
Long-term assets
Capital assets	56,034
Customer relationships	201,547
Intellectual property, trademarks & brands	119,628
Non-compete agreements	13,003
Goodwill	130,293
Total assets	541,492
Current liabilities
Accounts payable and accrued liabilities	6,878
Current portion of lease liabilities	564
Long-term liabilities
Lease liabilities	39,428
Total liabilities	46,870
Total net assets acquired	$494,622

Revenue and net income and comprehensive net income for the Company would have been higher by approximately $40,000 and $16,000 for the nine months ended February 29, 2021 if the acquisition had taken place on June 1, 2020. In connection with this transaction, the Company expensed transaction costs of $20,870.

The contingent consideration from the acquisition of SweetWater is a fair value measurement and as such is carried at fair value. The fair value has been determined by discounting future expected cash outflows at a discount rate of 5%. The inputs into the future expected cash outflows are level 3 on the fair value hierarchy and are subject to volatility and uncertainty, which could significantly affect the fair value of the contingent consideration in future periods. As at February 28, 2021, the fair value of the contingent consideration was $76,196, expected to be paid in December 2023.

Goodwill is comprised of:
	February 28, 2021	May 31, 2020
CannWay Pharmaceuticals Inc. acquisition	$1,200	$1,200
Broken Coast Cannabis Ltd. acquisition	146,091	146,091
Nuuvera Corp. acquisition	377,221	377,221
LATAM Holdings Inc. acquisition	87,188	87,188
CC Pharma GmbH acquisition	6,146	6,146
SweetWater acquisition	130,293	—
Effect of foreign exchange	(2,231)	88
	$745,908	$617,934

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

During the period ended February 28, 2021, the Company completed its quarterly assessment of indicators of impairment of the Company’s cash-generating units (“CGUs”). The Company determined there were no indicators of impairment and therefore was not required to estimate the recoverable amount of the CGUs.

11.	Convertible notes receivable

	February 28, 2021	May 31, 2020
HydRx Farms Ltd. (d/b/a Scientus Pharma)	$—	$6,000
10330698 Canada Ltd. (d/b/a Starbuds)	2,000	4,728
High Tide Inc.	4,089	3,898
	6,089	14,626
Deduct - current portion	(6,089)	(14,626)
	$—	$—

HydRx Farms Ltd. (d/b/a Scientus Pharma)

On August 14, 2017, Aphria purchased $11,500 in secured convertible debentures of Scientus Pharma (“SP”). The convertible debentures bore interest at 8%, paid semi-annually, matured in two years and included the right to convert the debentures into common shares of SP at $2.75 per common share at any time before maturity. During the period, the Company settled the note receivable for $5,000.

10330698 Canada Ltd. (d/b/a Starbuds)

On December 28, 2018, Aphria purchased $5,000 in secured convertible debentures of Starbuds. The convertible debentures bear interest at 8.5% per annum accruing daily until maturity on December 28, 2020. The debentures are secured against the assets of Starbuds. The debentures and any accrued and unpaid interest are convertible into common shares for $0.50 per common share and matured on December 28, 2020. Starbuds is currently in default under the convertible debentures.

As at February 28, 2021, the fair value of the Company’s secured convertible debentures was $2,000 (May 31, 2020 - $4,728), which includes $465 (May 31, 2020 - $216) of accrued interest. The remaining change resulted in a fair value gain (loss) for the three and nine months ended February 28, 2021 of $(3,384) and $(2,977) (2020 - $172 and (853)).

High Tide Inc.

On April 10, 2019, Aphria purchased $4,500 in unsecured convertible debentures of High Tide Inc. (“High Tide”). The convertible debentures bear interest at 10% per annum, payable annually up front in common shares of High Tide based on the 10-day volume weighted average price (the “Debentures”). The debentures mature on April 10, 2021 and are convertible into common shares of High Tide at a price of $0.75 at the option of the holder. In addition to the debentures, the Company received 6,000,000 warrants in High Tide as part of the purchase of the unsecured convertible debentures (Note 12).

As at February 28, 2021, the fair value of the unsecured convertible debentures was $4,089 (May 31, 2020 - $3,898), which resulted in a fair value gain (loss) for the three and nine months ended February 28, 2021 of $66 and $191 (2019 - $12 and (162)).

Convertible notes receivable

The gain (loss) on convertible notes receivable recognized in the results of operations amounts to $(3,318) and $(3,786) for the three and nine months ended February 28, 2021 (2020 - $(630) and $(7,569)).

The fair value was determined using the Black-Scholes option pricing model using the following assumptions: the risk-free rate of 1.25%; expected life of the convertible note; volatility of 70% based on comparable companies; forfeiture rate of nil; dividend yield of nil; and, the exercise price of the respective conversion feature.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

12.	Long-term investments

	Cost May 31, 2020	Fair value May 31, 2020	Investment	Divesture/ Transfer	Subtotal February 28, 2021	Change in fair value	Fair value February 28, 2021
Level 1 on fair value hierarchy
Tetra Bio-Pharma Inc.	19,057	5,784	—	—	5,784	(673)	5,111
Aleafia Health Inc.	10,000	3,320	—	(3,320)	—	—	—
Rapid Dose Therapeutics Inc.	5,189	1,730	—	(1,730)	—	—	—
Fire & Flower Inc.	389	237	—	(237)	—	—	—
High Tide Inc.	450	165	—	-	165	561	726
Althea Group Holdings Ltd.	2,206	4,266	—	(4,266)	—	—	—
	37,291	15,502	—	(9,553)	5,949	(112)	5,837
Level 3 on fair value hierarchy
Resolve Digital Health Inc.	718	—	—	—	—	—	—
Resolve Digital Health Inc.	282	—	—	—	—	—	—
Green Acre Capital Fund I	2,000	2,373	—	—	2,373	(173)	2,200
Weekend Holdings Corp.	1,890	1,379	—	—	1,379	(745)	634
IBBZ Krankenhaus GmbH	1,956	1,993	—	(1,993)	—	—	—
Greenwell Brands GmbH	152	155	—	(155)	—	—	—
HighArchy Ventures Ltd.	9,995	4,997	—	—	4,997	(2,997)	2,000
Schroll Medical ApS	605	617	—	—	617	4	621
	17,598	11,514	—	(2,148)	9,366	(3,911)	5,455
	54,889	27,016	—	(11,701)	15,315	(4,023)	11,292

Tetra Bio-Pharma Inc.
The Company owns 26,900,000 common shares and 6,900,000 warrants at a cost of $19,057, with a fair value of $5,111 as at February 28, 2021. Each warrant is exercisable at $1.29 per warrant expiring November 1, 2021.

Aleafia Health Inc. (formerly Emblem Corp.) (“Aleafia”)
During the period, the Company sold 5,823,831 common shares in Aleafia, for proceeds of $3,066 resulting in a loss of $254 (Note 28).

Rapid Dose Therapeutics Inc. (“RDT”)
During the period, the Company sold 6,918,500 common shares in RDT for proceeds of $1,360 resulting in a loss of $370 (Note 28).

Fire & Flower Inc.
During the period, the Company sold 334,525 common shares, for proceeds of $252 resulting in a gain of $15 (Note 28).

High Tide Inc.
The Company owns 943,396 common shares and 6,000,000 warrants in High Tide Inc. at a cost of $450, with a fair value of $726 as at February 28, 2021. Each warrant is exercisable at $0.85 per warrant expiring April 18, 2021.

Althea Group Holdings Ltd. (“Althea”)
During the period, the Company sold 12,250,000 common shares of Althea for proceeds of $5,022 AUD ($4,800 CAD), resulting in a gain of $534 (Note 28).

Resolve Digital Health Inc. (“Resolve”)
The Company owns 2,200,026 common shares and 2,200,026 warrants in Resolve at a total cost of $1,000, with a fair value of $nil as at February 28, 2021. The Company determined the fair value of its investment based on its net realizable value. Each warrant is exercisable at $0.65 per warrant expiring December 1, 2021.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

Green Acre Capital Fund I
The Company invested $2,000 to Green Acre Capital Fund I. The Company determined the fair value of its investment, based on its proportionate share of net assets, to be $2,200 as at February 28, 2021. The Company has received $1,560 return of capital since its initial contribution.

Weekend Holdings Corp.
The Company owns 2,040,218 shares in Weekend Holdings Corp. for a total cost of $1,420 USD ($1,890 CAD), with a fair value of $500 USD ($634 CAD) as at February 28, 2021. The Company determined the fair value of its investment based on its net realizable value. The Company recognized a loss from the change in fair value of $745.

IBBZ Krankenhaus GmbH Klinik Hygiea (“Krankenhaus”)
During the period, the Company sold its 25.1% interest in Krankenhaus, which is the owner and operator of Berlin-based Schöneberg Hospital, for proceeds of €400 ($600 CAD), resulting in a loss of $1,393 (Note 28).

Greenwell Brands GmbH (“Greenwell”)
During the period, the Company sold 1,250 common shares of Greenwell for proceeds of €250 ($374 CAD), resulting in a gain of $219 (Note 28).

HighArchy Ventures Ltd. (“HighArchy”)
The Company owns 9,453,168 shares, and has an option to re-acquire control of 10,536,832 shares in HighArchy for a total cost of $9,995, with a fair value of $2,000 as at February 28, 2021. The Company determined the fair value of its investment based on its net realizable value.

Schroll Medical ApS
The Company has contributed capital of €403 ($605 CAD) and owns 3,000 shares in Schroll Medical ApS. The Company determined that the fair value of its investment, based on the most recent financing at the same price, is equal to its carrying value. The Company recognized a gain from the change in fair value of $4 due to changes in the foreign exchange rate.

13.	Income taxes and deferred income taxes

A reconciliation of income taxes at the statutory rate with the reported taxes is as follows:

	For the nine months ended February 28,
	2021	2020
Net (loss) income before income taxes (recovery)	$(497,709)	$20,249
Statutory rate	26.5%	26.5%

Expected income tax (recovery) at combined basic federal and provincial tax rate	(131,893)	5,366

Effect on income taxes of:
Foreign tax differential	(417)	(110)
Permanent differences	45	(224)
Non-deductible share-based compensation and other expenses	14,344	4,537
Non-taxable portion of loss (gains)	51,496	(4,759)
Other	442	538
Tax assets not recognized	54,963	692
	$(11,020)	$6,040

Income tax expense (recovery) is comprised of:
Current	$27,143	$4,000
Future	(38,163)	2,040
	$(11,020)	$6,040

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

The following table summarized the movement in deferred tax:

Amount
Balance at May 31, 2019	$87,633
Future income tax recovery	(3,682)
Income tax recovery on share issuance costs	(483)
Balance at May 31, 2020	$83,468
Future income tax recovery	(38,163)
Income tax recovery on share issuance costs	(967)
Effect of foreign exchange	287
Balance at February 28, 2021	$44,625

The following table summarizes the components of deferred tax:

	February 28, 2021	May 31, 2020
Deferred tax assets
Non-capital loss carry forward	$95,464	$46,904
Capital loss carry forward	2,220	2,556
Share issuance and financing fees	5,476	6,924
Unrealized loss	40,783	—
Other	8,604	2,483
Losses not recognized	(61,075)	(6,112)
Deferred tax liabilities
Net book value in excess of undepreciated capital cost	(12,798)	(11,523)
Intangible assets in excess of tax costs	(94,078)	(95,928)
Unrealized gain	—	(5,592)
Biological assets and inventory in excess of tax costs	(29,221)	(23,180)
Net deferred tax liabilities	$(44,625)	$(83,468)

14.	Bank indebtedness

The Company secured an operating line of credit in the amount of $1,000 which bears interest at the lender’s prime rate plus 75 basis points. As at February 28, 2021, the Company has not drawn on the line of credit. The operating line of credit is secured by a first charge on the property at 265 Talbot Street West, Leamington, Ontario and a first ranking position on a general security agreement.

The Company’s subsidiary, CC Pharma, has two operating lines of credit for €3,500 each, which bear interest at Euro Over Night Index Average plus 1.79% and Euro Interbank Offered Rate plus 3.682%. As at February 28, 2021, a total of €nil ($nil CAD) was drawn down from the available credit of €7,000 (May 31, 2020 - €351 ($537 CAD)). The operating lines of credit are secured by a first charge on the inventory held by CC Pharma.

The Company’s subsidiary, Four Twenty Corporation (“420”) has a revolving credit facility for $20,000 USD which bears interest at EURIBOR plus an applicable margin. As at February 28, 2021, the Company has not drawn on the credit facility. The revolving credit facility is secured by all of 420 and SweetWater’s assets and includes a corporate guarantee by the Company.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

15.	Accounts payable and accrued liabilities

Accounts payable and accrued liabilities are comprised of:

	February 28, 2021	May 31, 2020
Trade payables	$58,218	$56,749
RSU and DSU accruals	55,575	3,758
Other accruals	54,437	93,145
	$168,230	$153,652

16.	Long-term debt

		February 28, 2021	May 31, 2020
Credit facility - $80,000 - Canadian prime interest rate plus an applicable margin,
3-year term, with a 10-year amortization, repayable in blended monthly payments, due in November 2022		$78,000	$80,000
Term loan - $25,000 - Canadian Five Year Bond interest rate plus 2.73% with a
minimum 4.50%, 5-year term, with a 15-year amortization, repayable in blended monthly payments, due in July 2023		17,566	18,241
Term loan - $25,000 - 3.95%, compounded monthly, 5-year term with a 15-year
amortization, repayable in equal monthly instalments of $188 including interest, due in April 2022		21,029	21,975
Term loan - $1,250 - 3.99%, 5-year term, with a 10-year amortization, repayable in		740	830
equal monthly instalments of $13 including interest, due in July 2021
Mortgage payable - $3,750 - 3.95%, 5-year term, with a 20-year amortization,		3,131	3,239
repayable in equal monthly instalments of $23 including interest, due in July 2021
Vendor take-back mortgage - $2,850 - 6.75%, 5-year term, repayable in equal		221	701
monthly instalments of $56 including interest, due in June 2021
Term loan - $100,000 USD - EURIBOR Option, 3-year term, with 3-year		127,410	—
amortization, repayable in blended quarterly instalments, due in November 2023
Term loan - €5,000 - EURIBOR + 1.79%, 5-year term, repayable in quarterly		4,616	5,740
instalments of €250 plus interest, due in December 2023
Term loan - €5,000 - EURIBOR + 2.68%, 5-year term, repayable in quarterly		4,616	5,740
instalments of €250 plus interest, due in December 2023
Term loan - €1,500 - EURIBOR + 2.00%, 5-year term, repayable in quarterly		2,307	2,296
instalments of €98 including interest, due in April 2025
Term loan - €1,500 - EURIBOR + 2.00%, 5-year term, repayable in quarterly		2,307	—
instalments of €98 including interest, due in June 2025
		261,943	138,762
Deduct	- unamortized financing fees	(2,828)	(658)
- principal portion included in current liabilities		(25,759)	(8,467)
		$233,356	$129,637

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

Total long-term debt repayments are as follows:

Next 12 months	$25,759
2 years	107,438
3 years	124,438
4 years	2,462
5 years	1,846
Thereafter	—
Balance of obligation	$261,943

The credit facility of $80,000 was entered into on November 29, 2019 by 51% owned subsidiary Aphria Diamond and is secured by a first charge on the property at 620 County Road 14, Leamington, Ontario, owned by Aphria Diamond, and a guarantee from Aphria Inc. Principal payments started on the credit facility on February 28, 2021.

The term loan of $25,000 was entered into on July 27, 2018 and is secured by a first charge on the property at 223, 231, 239, 265, 269, 271 and 275 Talbot Street West, Leamington Ontario, a first position on a general security agreement, and an assignment of fire insurance to the lender. Principal payments started on the term loan in August 2018. The effective interest rate during the year was 4.68%.

The term loan of $25,000 was entered into on May 9, 2017 and is secured by a first charge on the property at 265 Talbot Street West, Leamington Ontario, a first position on a general security agreement, and an assignment of fire insurance to the lender. Principal payments started on the term loan in March 2018.

The term loan of $1,250 and mortgage payable of $3,750 were entered into on July 22, 2016 and are secured by a first charge on the property at 265 Talbot Street West, Leamington, Ontario and a first position on a general security agreement.

The vendor take-back mortgage payable of $2,850 was entered into on June 30, 2016 in conjunction with the acquisition of the property at 265 Talbot Street West. The mortgage is secured by a second charge on the property at 265 Talbot Street West, Leamington, Ontario.

During the quarter, the Company entered into a term loan for $100,000 USD ($127,410 CAD) through wholly-owned subsidiary 420. The term loan is secured by all of 420 and SweetWater’s assets and includes a corporate guarantee by the Company.

During the period, the Company entered into a term loan for €1,500 ($2,332 CAD) through wholly-owned subsidiary CC Pharma. The term loans for €13,500 ($14,772 CAD) are held through wholly-owned subsidiary CC Pharma. These term loans are secured against the distribution inventory held by CC Pharma.

17.	Convertible debentures

	February 28, 2021	May 31, 2020
Opening balance	$270,783	$421,366
Debt settlement	—	(91,169)
Fair value adjustment	352,013	(59,414)
Closing balance	$622,796	$270,783

The unsecured convertible debentures were entered into in April 2019, in the principal amount of $350,000 USD, are due in five years from issuance (the “Notes”). The Notes bear interest at a rate of 5.25% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2019. The Notes are an unsecured obligation and ranked senior in right of payment to all indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equal in right of payment with all liabilities that are not subordinated. The Notes are effectively junior to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

Holders of the Notes may convert all or any portion of their Notes, in multiples of $1 USD principal amount, at their option at any time between December 1, 2023 to the maturity date. The initial conversion rate for the Notes will be 106.5644 common shares of Aphria per $1 USD principal amount of Notes, which will be settled in cash, common shares of Aphria or a combination thereof, at Aphria’s election. This is equivalent to an initial conversion price of approximately $9.38 per common share, subject to adjustments in certain events. In addition, holders of the Notes may convert all or any portion of their Notes, in multiples of $1 USD principal amount, at their option at any time preceding December 1, 2023, if:

(a) the last reported sales price of the common shares for at least 20 trading days during a period of 30 consecutive trading days immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

(b) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1 USD principal amount of the Notes for each trading day of the measurement period is less than 98% of the product of the last reported sale price of the Company’s common shares and the conversion rate on each such trading day;

(c) the Company calls any or all of the Notes for redemption or;

(d) upon occurrence of specified corporate event.

The Company may not redeem the Notes prior to June 6, 2022, except upon the occurrence of certain changes in tax laws. On or after June 6, 2022, the Company may redeem for cash all or part of the Notes, at its option, if the last reported sale price of the Company’s common shares has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending on and including trading day immediately preceding the date on which the Company provides notice of redemption. The redemption of Notes will be equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date.

As at February 28, 2021 there was $259,240 USD principal outstanding (May 31, 2020 - $259,240 USD).

18.	Share capital

The Company is authorized to issue an unlimited number of common shares. As at February 28, 2021, the Company has issued 316,795,419 shares.

Common Shares	Number of shares	Amount
Balance at May 31, 2020	286,520,265	$1,846,938
Legal settlement	2,259,704	12,963
Equity financing	17,432,879	128,448
SweetWater acquisition	9,823,183	85,675
Options exercised	232,539	1,929
RSUs exercised	526,849	3,220
	316,795,419	$2,079,173

a)	In June 2020 and September 2020, the Company issued 1,658,375 and 601,329 shares as part of legal settlements;
b)	In November 2020, the Company completed its at-the-market financing for net proceeds of $128,448 and issued 17,432,879 shares.
c)	In November 2020, the Company completed the acquisition of SweetWater (Note 10) in which it issued 9,823,183 shares.
d)	Throughout the period, 232,539 shares were issued from the exercise of stock options with exercise prices ranging from $1.64 to $12.77 for a value of $1,929, including any cash consideration; and,
e)	Throughout the period, 526,849 shares were issued in accordance with the restricted share unit plan to employees.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

19.	Warrants

The warrant details of the Company are as follows:

Type of warrant	Expiry date	Number of warrants	Weighted average price	Amount
Warrant	September 26, 2021	200,000	$3.14	$360
Warrant	January 30, 2022	7,022,472	9.26	—
		7,222,472	$9.09	$360

	February 28, 2021		May 31, 2020
	Number of warrants	Weighted average price	Number of warrants	Weighted average price
Outstanding, beginning of the period	7,222,472	$9.09	2,292,800	$12.25
Exercised during the period	—	—	(766,372)	1.50
Issued during the period	—	—	7,022,472	9.26
Expired during the period	—	—	(1,326,428)	19.84
Outstanding, end of the period	7,222,472	$9.09	7,222,472	$9.09

20.	Stock options

The Company adopted a stock option plan under which it is authorized to grant options to officers, directors, employees and consultants enabling them to acquire common shares of the Company. The maximum number of common shares reserved for issuance of stock options that can be granted under the plan is 10% of the issued and outstanding common shares of the Company. The options granted can be exercised for up to a maximum of 10 years and vest as determined by the Board of Directors. The exercise price of each option can not be less than the market price of the common shares on the date of grant.

The Company recognized a share-based compensation expense of $901 and $3,691 during the three and nine months ended February 28, 2021 (2020 - $2,632 and $9,693), related to stock options (Note 25). The total fair value of options granted during the period was $111 (2020 - $6,842).

	February 28, 2021		May 31, 2020
	Number of options	Weighted average price	Number of options	Weighted average price
Outstanding, beginning of the period	5,882,471	$11.95	7,814,996	$11.05
Exercised during the period	(626,215)	5.80	(1,566,331)	3.86
Issued during the period	50,000	6.00	1,894,128	7.98
Forfeited during the period	(797,095)	10.28	(2,260,322)	11.10
Expired during the period	(142,000)	12.22	—	—
Outstanding, end of the period	4,367,161	$13.06	5,882,471	$11.95
Exercisable, end of the period	3,557,168	$13.82	3,873,497	$12.26

In June 2020, the Company issued 50,000 stock options at an exercise price of $6.00 per share, exercisable for 5 years to an officer of the Company. Nil options vested immediately and the remainder vest over 3 years.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

The outstanding option details of the Company are as follows:

Expiry date	Weighted average exercise price	Number of options	Vested and exercisable
January 2021[2]	$ 21.70	10,000	10,000
January 2021[2]	$ 22.89	80,000	80,000
March 2021	$ 14.39	20,000	20,000
March 2021	$ 9.98	200,000	200,000
May 2021	$ 20.19	858,500	858,500
June 2021	$ 1.40	1,668	1,668
June 2021	$ 11.78	50,000	50,000
October 2022	$ 6.90	37,000	37,000
July 2023	$ 11.51	53,333	39,999
July 2023	$ 11.85	251,334	188,000
September 2023	$ 19.38	130,000	103,332
October 2023	$ 19.70	40,000	26,666
February 2024	$ 12.77	65,001	39,999
February 2024	$ 13.31	1,000,000	1,000,000
April 2024	$ 11.45	60,000	19,998
June 2024	$ 9.15	300,000	100,000
June 2024	$ 9.70	50,000	16,666
August 2024	$ 9.13	401,155	122,837
October 2024	$ 6.63	300,000	300,000
November 2024	$ 6.26	250,000	183,333
June 2025	$ 6.00	50,000	—
March 2028	$ 12.29	119,378	119,378
March 2028	$ 14.38	39,792	39,792
Outstanding, end of the period	$ 13.06	4,367,161	3,557,168

The Company used the Black-Scholes option pricing model to determine the fair value of options granted using the following assumptions: risk-free rate of 0.39% on the date of grant; expected life of 5 years; volatility of 70% based on comparable companies; forfeiture rate of 35%; dividend yield of nil; and, the exercise price of the respective option.

2 At quarter-end and as a result of its proposed transaction with Tilray, the Company remained in a No Trade Period under its Insider Trading Policy. Under the terms of the Company’s Omnibus Long-Term Incentive Program, a No Trade Period freezes any expiry equity awards until the date that is 10 days after the end of the No Trade Period.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

21.	Non-controlling interests

The following tables summarise the information relating to the Company’s subsidiaries, CC Pharma Nordic ApS, Aphria Diamond, Marigold Projects Jamaica Limited (“Marigold”), and ColCanna S.A.S. before intercompany eliminations.

Non-controlling interests as at February 28, 2021:

	CC Pharma Nordic ApS	Aphria Diamond	Marigold	ColCanna S.A.S.	February 28, 2021
Current assets	$1,050	$49,104	$—	$588	$50,742
Non-current assets	$120	183,563	—	115,663	299,346
Current liabilities	$(1,065)	(39,915)	—	(78)	(41,058)
Non-current liabilities	$(513)	(90,030)	—	(34,641)	(125,184)
Net assets	(408)	102,722	—	81,532	183,846

Non-controlling interests %	25%	49%	5%	10%
Non-controlling interests	$(102)	$50,334	$—	$8,153	$58,385

Non-controlling interests as at May 31, 2020:

	Aphria Diamond	Marigold	ColCanna S.A.S.	May 31, 2020
Current assets	$51,521	$—	$754	$52,275
Non-current assets	176,507	—	115,614	292,121
Current liabilities	(15,630)	—	(378)	(16,008)
Non-current liabilities	(176,516)	—	(33,738)	(210,254)
Net assets	35,882	—	82,252	118,134

Non-controlling interests %	49%	5%	10%
Non-controlling interests	$17,582	$—	$8,225	$25,807

Non-controlling interests for the nine months ended February 28, 2021:

	CC Pharma Nordic ApS	Aphria Diamond	Marigold	ColCanna S.A.S.	February 28, 2021
Revenue	$586	$138,923	$—	$—	$139,509
Total expenses (recovery)	$994	$42,082	—	$720	43,796
Net comprehensive income	(408)	96,841	—	(720)	95,713

Non-controlling interests %	25%	49%	5%	10%
	$(102)	$47,452	$—	$(72)	$47,278

Non-controlling interests for the nine months ended February 29, 2020:

	Aphria Diamond	CannInvest Africa Ltd.	Verve Dynamics	Marigold	ColCanna S.A.S.	February 29, 2020
Revenue	$2,628	$—	$—	$53	$—	$2,681
Total expenses (recovery)	5,181	$55	$276	189	(145)	5,556
Net comprehensive loss	(2,553)	(55)	(276)	(136)	145	(2,875)
Non-controlling interests %	49%	50%	70%	5%	10%
	$(1,251)	$(28)	$(193)	$(7)	$15	$(1,464)

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

22.	Net revenue

Net revenue is comprised of:

	For the three months ended February 28,		For the nine months ended February 28,
	2021	2020	2021	2020
Cannabis revenue	$69,071	$64,974	$239,293	$140,275
Cannabis excise taxes	(17,336)	(8,858)	(56,156)	(19,216)
Net cannabis revenue	51,735	56,116	183,137	121,059

Beverage alcohol revenue	15,324	—	16,259	—
Beverage alcohol excise taxes	(516)	—	(570)	—
Net beverage alcohol revenue	14,808	—	15,689	—

Distribution revenue	87,095	88,308	261,033	270,077
	$153,638	$144,424	$459,859	$391,136

23.	Cost of goods sold

Cost of goods sold is comprised of:

	For the three months ended February 28,		For the nine months ended February 28,
	2021	2020	2021	2020
Cannabis costs	$31,463	$31,822	$100,168	$61,905
Beverage alcohol costs	7,716	—	8,064	—
Acquisition mark-up on inventory sold	1,035	—	1,035	—
Distribution costs	75,658	76,911	225,741	235,498
	$115,872	$108,733	$335,008	$297,403

24.	General and administrative expenses

	For the three months ended February 28,		For the nine months ended February 28,
	2021	2020	2021	2020
Executive compensation	$2,376	$2,355	$8,528	$6,602
Consulting fees	1,354	1,251	6,239	9,156
Office and general	4,273	5,186	14,453	11,787
Professional fees	1,967	761	4,654	4,694
Salaries and wages	11,021	13,324	33,544	26,935
Insurance	3,912	3,406	11,489	8,601
Travel and accommodation	812	1,332	2,364	3,701
Rent	380	305	968	825
	$26,095	$27,920	$82,239	$72,301

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

25.	Share-based compensation

Share-based compensation is comprised of:

	For the three months ended February 28,		For the nine months ended February 28,
	2021	2020	2021	2020
Stock options vested during the period	$901	$2,632	$3,691	$9,693
Deferred share units vested in the period	212	220	1,577	806
Deferred share units revalued in the period	4,039	(149)	4,289	(491)
Restricted share units vested in the period	2,700	2,773	9,108	7,423
Restricted share units revalued in the period	28,419	(350)	35,462	214
	$36,271	$5,126	$54,127	$17,645

During the period, the Company issued 150,000 deferred share units to directors of the Company under the terms of the Company’s Omnibus Long-Term Incentive Plan.

During the period, the Company issued 2,674,986 restricted share units to employees, consultants and officers under the terms of the Company’s Omnibus Long-Term Incentive Plan. Nil vested immediately and the remaining vest over two years.

During the period, the Company issued 50,000 stock options to officers of the Company, under the terms of the Company’s Omnibus Long-Term Incentive Plan.

As at February 28, 2021, the Company had 345,738 deferred share units and 3,705,813 restricted share units outstanding, of which 308,238 deferred share units and 914,391 restricted share units were vested.

26.	Finance Income (expense), net

Finance income (expense), net is comprised of:

	For the three months ended February 28,		For the nine months ended February 28,
	2021	2020	2021	2020
Interest income	$428	$5,294	$1,260	$11,934
Interest expense	(10,453)	(12,646)	(24,562)	(29,549)
	$(10,025)	$(7,352)	$(23,302)	$(17,615)

27.	Non-operating income

Non-operating income is comprised of:

	For the three months ended February 28,		For the nine months ended February 28,
	2021	2020	2021	2020
Non-operating income (loss):
Foreign exchange (loss) gain	$(4,817)	$4,736	$(29,247)	$(3,660)
Loss on promissory notes receivable	—	(12,000)	—	(12,000)
Loss on long-term investments	(3,389)	(5,403)	(5,272)	(28,144)
Unrealized (loss) gain on convertible debentures	(264,788)	23,145	(352,013)	86,430
Other non-operating items, net	(3,513)	(630)	2,906	(7,907)
	$(276,507)	$9,848	$(383,626)	$34,719

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

28.	Gain (loss) on long-term investments

Gain (loss) on long-term investments for the three and nine months ended February 28, 2021 is comprised of:

Investment	Proceeds	Opening fair value / cost	Gain (loss) on disposal	Change in fair value	Total
Level 1 on fair value hierarchy
Aleafia Health Inc.	$3,066	$3,320	$(254)	$—	$(254)
Rapid Dose Therapeutics Inc.	1,360	1,730	(370)	—	(370)
Fire & Flower Inc.	252	237	15	—	15
Althea Group Holdings Ltd.	4,800	4,266	534	—	534
Level 3 on fair value hierarchy
IBBZ Krankenhaus GmbH	600	1,993	(1,393)	—	(1,393)
Greenwell Brands GmbH	374	155	219	—	219
Long-term investments (Note 12)	—	—	—	(4,023)	(4,023)
For the period ended February 28, 2021	10,452	11,701	(1,249)	(4,023)	(5,272)

Less transactions in previous quarter:
November 30, 2020	3,318	3,557	(239)	(1,644)	(1,883)
Three months ended February 28, 2021	$7,134	$8,144	$(1,010)	$(2,379)	$(3,389)

29.	Earnings (loss) per share

The calculation of earnings (loss) per share for the three months ended February 28, 2021 was based on the net (loss) income of $(360,996) (2020 – $5,697) and a weighted average number of common shares outstanding of 316,670,951 (2020 – 257,517,234) calculated as follows:

	2021	2020
Basic earnings (loss) per share:
Net income (loss) for the period	$(360,996)	$5,697
Average number of common shares outstanding during the year	316,670,951	257,517,234
Earnings (loss) per share - basic	$(1.14)	$0.02

	2021	2020
Diluted earnings (loss) per share:
Net income (loss) for the period	$(360,996)	$5,697

Average number of common shares outstanding during the year	316,670,951	257,517,234
"In the money" warrants outstanding during the year	—	101,401
"In the money" options outstanding during the year	—	337,073
	316,670,951	257,955,708
Earnings (loss) per share - diluted	$(1.14)	$0.02

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

The calculation of earnings (loss) per share for the nine months ended February 28, 2021 was based on the net (loss) of $(486,689) (2020 – $14,209) and a weighted average number of common shares outstanding of 299,130,624 (2020 – 253,477,710) calculated as follows:

	2021	2020
Basic (loss) earnings per share:
Net income (loss) for the period	$(486,689)	$14,209
Average number of common shares outstanding during the period	299,130,624	253,477,710
Earnings (loss) per share - basic	$(1.63)	$0.06

	2021	2020
Diluted (loss) earnings per share:
Net income (loss) for the period	$(486,689)	$14,209

Average number of common shares outstanding during the period	299,130,624	253,477,710
"In the money" warrants outstanding during the period	—	112,563
"In the money" options outstanding during the period	—	420,393
	299,130,624	254,010,666
Earnings (loss) per share - diluted	$(1.63)	$0.06

30.	Change in non-cash working capital

Change in non-cash working capital is comprised of:

	For the nine months ended February 28,
	2021	2020
Decrease (increase) in:
Accounts receivable	$(21,140)	$(53,406)
Prepaids and other current assets	8,238	(9,564)
Inventory, net of fair value adjustment	(19,629)	(87,230)
Biological assets, net of fair value adjustment	1	(11,735)
Increase (decrease) in:
Accounts payable and accrued liabilities	(26,137)	58,836
Income taxes payable	14,836	158
	$(43,831)	$(102,941)

31.	Financial risk management and financial instruments

Financial instruments

The Company has classified its financial instruments as described in Note 3 of the Company’s audited financial statements for the year ended May 31, 2020.

The carrying values of accounts receivable, prepaids and other current assets, bank indebtedness and accounts payable and accrued liabilities approximate their fair values due to their short periods to maturity.

The Company’s long-term debt of $25,121 is subject to fixed interest rates. The Company’s long-term debt is valued based on discounting the future cash outflows associated with the long-term debt. The discount rate is based on the incremental premium above market rates for Government of Canada securities of similar duration. In each period thereafter, the incremental premium is held constant while the Government of Canada security is based on the then current market value to derive the discount rate. The fair value of the Company’s long-term debt in repayment as at February 28, 2021 was $24,802.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

Fair value hierarchy

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of inputs used in making the measurements. Cash and cash equivalents are Level 1. The hierarchy is summarized as follows:

Level 1	quoted prices (unadjusted) in active markets for identical assets and liabilities
Level 2	inputs that are observable for the asset or liability, either directly (prices) or indirectly (derived from prices) from observable market data
Level 3	inputs for assets and liabilities not based upon observable market data

	Level 1	Level 2	Level 3	February 28, 2021
Financial assets at FVTPL
Cash and cash equivalents	$267,134	$—	$—	$267,134
Convertible notes receivable	—	—	6,089	6,089
Long-term investments	5,837	—	5,455	11,292
Financial liabilities at FVTPL
Convertible debentures	—	—	(622,796)	(622,796)
Contingent consideration	—	—	(76,196)	(76,196)
Outstanding, end of the period	$272,971	$—	$(687,448)	$(414,477)

	Level 1	Level 2	Level 3	May 31, 2020
Financial assets at FVTPL
Cash and cash equivalents	$497,222	$—	$—	$497,222
Convertible notes receivable	—	—	14,626	14,626
Long-term investments	15,502	—	11,514	27,016
Financial liabilities at FVTPL
Convertible debentures	—	—	(270,783)	(270,783)
Outstanding, end of the period	$512,724	$—	$(244,643)	$268,081

The following table presents the changes in level 3 items for the three months ended February 28, 2021:

	Unlisted equity securities	Convertible notes receivable	Convertible debentures	Contingent consideration	Total
Closing balance May 31, 2020	$11,514	$14,626	$(270,783)	$—	$(244,643)
Additions	—	249	—	(76,664)	(76,415)
Disposals	(2,148)	(5,000)	—	—	(7,148)
Unrealized gain (loss) on fair value	(3,911)	(3,786)	(352,013)	468	(359,242)
Closing balance February 28, 2021	$5,455	$6,089	$(622,796)	$(76,196)	$(687,448)

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

Financial risk management

The Company has exposure to the following risks from its use of financial instruments: credit; liquidity; currency rate; and, interest rate price.

(a)	Credit risk

The maximum credit exposure at February 28, 2021 is the carrying amount of cash and cash equivalents, accounts receivable, prepaids and other current assets, promissory notes receivable and convertible notes receivable. All cash and cash equivalents are placed with major financial institutions.

	Total	0-30 days	31-60 days	61-90 days	90+ days
Trade receivables	81,890	67,971	9,838	1,945	2,136
		83%	12%	2%	3%

(b)	Liquidity risk

As at February 28, 2021, the Company’s financial liabilities consist of bank indebtedness and accounts payable and accrued liabilities, which have contractual maturity dates within one-year, long-term debt, and convertible debentures which have contractual maturities over the next five years.

Aphria maintains a debt service charge covenant on certain loans secured by its Aphria One facilities that is measured at year-end only. The Company believes that it has sufficient operating room with respect to its financial covenants for the next fiscal year and does not anticipate being in breach of any of its financial covenants.

The Company manages its liquidity risk by reviewing its capital requirements on an ongoing basis. Based on the Company’s working capital position at February 28, 2021, management regards liquidity risk to be low.

(c)	Currency rate risk

As at February 28, 2021, a portion of the Company’s financial assets and liabilities held in United States Dollars (“USD”) and Euros consist of cash and cash equivalents, convertible notes receivable, and long-term investments. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in the functional currency. The Company is exposed to currency rate risk in other comprehensive income, relating to foreign subsidiaries which operate in a foreign currency. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time.

The Company is exposed to unrealized foreign exchange risk through its cash and cash equivalents. As at February 28, 2021, approximately $190,000 USD ($240,000 CAD) of the Company’s cash and cash equivalents was in United States dollars. A 1% change in the foreign exchange rate would result in an unrealized gain or loss of approximately $2,400.

(d)	Interest rate price risk

The Company manages interest rate risk by restricting the type of investments and varying the terms of maturity and issuers of marketable securities. Varying the terms to maturity reduces the sensitivity of the portfolio to the impact of interest rate fluctuations.

(e)	Capital management

The Company’s objectives when managing its capital are to safeguard its ability to continue as a going concern, to meet its capital expenditures for its continued operations, and to maintain a flexible capital structure which optimizes the cost of capital within a framework of acceptable risk. The Company manages its capital structure and adjusts it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may issue new shares, issue new debt, or acquire or dispose of assets. The Company is not subject to externally imposed capital requirements.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There have been no changes to the Company’s capital management approach in the year. The Company considers its cash and cash equivalents and marketable securities as capital.

32.	Commitments and contingencies

The Company has committed purchase orders outstanding at February 28, 2021 related to capital asset expansion of $1,840, all of which are expected to be paid within the next year.

The following table presents the future undiscounted payment associated with lease liabilities as of February 28, 2021:

Years ending February 28,
2022	4,054
2023	3,935
2024	3,885
2025	3,847
2026	3,724
Thereafter	54,039
$ 73,484

The Company incurred interest expense associated with its lease liabilities of $662 and $834 (2020 - $80 and $241) for the three and nine months ended February 28, 2021.

From time to time, the Company and/or its subsidiaries may become defendants in legal actions arising out of the ordinary course and conduct of its business.

As of February 28, 2021, the Company was served statements of claims in class action lawsuits against the Company and certain of its officers and former officers. These claims relate to alleged misconduct in connection with the Company’s acquisitions of LATAM Holdings Inc. ("LATAM") and Nuuvera Inc., and the Company’s June 2018 securities offering. At the present time, the representative claimants have been identified and selected in both the U.S. and Canada. The U.S. claims include alleged violations of Section 10(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10b-5 under the Exchange Act and Section 20(a) of the Exchange Act. The Canadian claims include alleged statutory and common law misrepresentation and oppression. The Company intends to vigorously defend itself in each of these actions. With respect to the cases commenced in the U.S., the Company pursued a motion to dismiss the U.S. claim. The Company’s motion was denied and the claim was maintained against the Company and certain of its former and current senior officers. The Company is currently pursuing a motion to reconsider during which time, the primary action is stayed pending the decision on the motion to reconsider. In the U.S. action, the Company is self-insured for the costs associated with any award or damages arising from such actions and has entered into indemnity agreements with each of the directors and officers and, subject to certain exemptions, will cover any costs incurred by them in connection with any of the class action claims. Canadian insurance coverage may not be sufficient to fully cover any judgments against the Company. As at February 28, 2021, the Company has not recorded any uninsured amount related to this contingency.

As of July 20, 2020, a proposed class action (the “Langevin Class Action”) has been commenced against a number of Canadian licensed producers including the Company and its subsidiary, Broken Coast (collectively, the “Defendants”) by Lisa Marie Langevin (the “Plaintiff”) on behalf of all persons in Canada who purchased cannabis products that were manufactured, sold, promoted, or distributed by the Defendants and consumed prior to the labelled expiry date of such products on or after June 16, 2010, if such products were used for medicinal purposes and on or after October 17, 2018, if such products were used for recreational purposes (the “Proposed Class”). The Plaintiff specifically alleges that (i) the Defendants marketed medicinal and recreational cannabis products with an advertised content of THC and CBD that was “drastically different” (higher and lower percentages) from the actual amount in the cannabis products and (ii) the Plaintiff suggests that the plastic bottles or caps used to store the cannabis products may have absorbed or degraded the THC or CBD content. The Plaintiff seeks recovery of the money the Proposed Class spent on the Defendants’ products that did not contain what they were advertised to contain and compensatory damages for those who suffered physical or mental injuries as a result of the Defendants’ mislabeling of the products. Amended pleadings were served on the company on December 12, 2020 adding a new plaintiff to the action. The Company intends to vigorously defend itself in each of these actions. Canadian insurance coverage may not be sufficient to fully cover any judgments against the Company. As at February 28, 2021, the Company has not recorded any uninsured amount related to this contingency.

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

33.	Segment reporting

Information reported to the Chief Operating Decision Maker (“CODM”) for the purpose of resource allocation and assessment of segment performance focuses on the nature of the operations. The Company operates in four segments. 1) cannabis operations, which encompasses the production, distribution and sale of both medical and adult-use cannabis, 2) beverage alcohol operations, which encompasses production, distribution and sale of beverage alcohol products, 3) distribution operations, which encompasses the purchase and resale of products to customers and 4) businesses under development which encompass operations in which the Company has not received final licensing or has not commenced commercial sales from operations. Factors considered in determining the operating segments include the Company’s business activities, the management structure directly accountable to the CODM, availability of discrete financial information and strategic priorities within the organizational structure.

Segment net revenue:

	For the three months ended February 28,		For the nine months ended February 28,
	2021	2020	2021	2020
Cannabis business	$51,735	$55,800	$183,137	$120,569
Distribution business	87,066	88,308	259,768	270,077
Beverage alcohol business	14,808	—	15,689	—
Business under development	29	316	1,265	490
Total	$153,638	$144,424	$459,859	$391,136

Segment net income (loss):

	For the three months ended February 28,		For the nine months ended February 28,
	2021	2020	2021	2020
Cannabis business	$(351,989)	$8,038	$(465,519)	$25,958
Distribution business	(5,412)	1,704	(7,830)	319
Beverage alcohol business	(165)	—	134	—
Business under development	(3,431)	(4,045)	(13,474)	(12,068)
Total	$(360,997)	$5,697	$(486,689)	$14,209

Geographic net revenue:

	For the three months ended February 28,		For the nine months ended February 28,
	2021	2020	2021	2020
North America	$67,196	$55,815	$198,223	$120,584
Europe	85,191	87,221	257,296	266,072
Latin America	1,251	1,388	4,340	4,480
Total	$153,638	$144,424	$459,859	$391,136

Aphria Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and nine months ended February 28, 2021 and February 29, 2020
(Unaudited - in thousands of Canadian dollars, except share and per share amounts)

Geographic capital assets:

	February 28, 2021	May 31, 2020
North America	$553,218	$519,768
Europe	85,072	61,143
Latin America	6,421	6,252
Total	$644,711	$587,163

Major customers are defined as customers that each individually account for greater than 10% of the Company’s annual revenues. As of February 28, 2021, there was a total of 3 major customers within the cannabis business segment (2020 – nil) that represented over $146,000 in the Company’s net revenue.

34.	Subsequent events

The following event occurred subsequent to February 28, 2021:

a)
On April 6th, 2021, the Company renegotiated its supply agreement with the 51% majority-owned subsidiary, Aphria Diamond. Under the terms of the amended agreement, the company maintains the exclusive supply of cannabis products, over a larger offering of cannabis products on more favourable pricing terms than previously agreed between the parties, wherein such favourable pricing is effective as of June 1, 2020. The transaction will be accounted for through equity and adjustments to non-controlling interest amounts in the period the agreement was reached.